Onto Innovation Reports 2026 Third Quarter Results

Wilmington, Mass., November 9, 2026 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation,” “Onto,” or the “Company”) today announced financial results for the third quarter of 2026.

Third Quarter Business and Financial Highlights:

•
Record quarterly revenue of $410 million, an increase of 88% as compared to third quarter of 2025, and an increase of 19% sequentially, with revenue, operating margin and earnings per share all exceeding the high end of previously announced non-GAAP guidance ranges.
•
Non-GAAP gross margin improved by an additional 60 basis points in the quarter and has increased by 300 basis points year-to-date through September 30, 2026.
•
Advanced Nodes set a quarterly revenue record on strong adoption of the Atlas® G6 OCD system, while Advanced Packaging and Specialty Devices also achieved record revenue primarily driven by the Dragonfly® G5 and Firefly® inspection systems.
•
In August, the Company closed on its purchase of a 27% ownership interest in Rigaku.

“Our outstanding results this quarter reflect excellent execution by our team and continued strength in the markets we serve,” said Mike Plisinski, chief executive officer of Onto Innovation. “Demand remains robust as increasingly complex device architectures for next-generation AI and high-performance computing drive greater process control requirements. The momentum across our business, combined with the strength of our backlog, which increased in the quarter to more than $1.3 billion, and visibility into our customer investment plans extending out multiple years, gives us increased confidence in the durability of these demand trends. We expect to finish 2026 with revenue growth exceeding 45% year over year and believe we are well-positioned for a strong 2027.”

Operating Results:

The results for the three and nine months ended September 30, 2026, include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in the press release.

Three months ended September 30, 2026:

Revenue and Gross Margin:

•
Revenue of $409.7 million, an increase of 87.8% year-over-year from $218.2 million in the third quarter of 2025.
•
Gross margin of 54.8% as compared to gross margin of 50.7% in the third quarter of 2025. Non-GAAP gross margin of 57.6% as compared to 54.0% in the third quarter of 2025.

Operating Income:

•
Operating income of $95.4 million, or 23.3% of revenue, as compared to operating income of $23.7 million, or 10.9% of revenue, in the third quarter of 2025.

•
Non-GAAP operating income of $133.5 million, or 32.6% of revenue, as compared to non-GAAP operating income of $46.1 million, or 21.1% of revenue, in the third quarter of 2025.

Net Income and Earnings per Share:

•
Net income of $46.8 million, or diluted earnings per share of $0.95, as compared to net income of $28.2 million, or diluted earnings per share of $0.57, in the third quarter of 2025.

•
Non-GAAP net income of $120.3 million, or non-GAAP diluted earnings per share of $2.44, as compared to non-GAAP net income of $45.1 million, or non-GAAP diluted earnings per share of $0.92, in the third quarter of 2025.

Nine months ended September 30, 2026:

Revenue and Gross Margin:

•
Revenue of $1.045 billion, an increase of 41.5% year-over-year from $738.4 million in the first nine months of 2025.

•
Gross margin of 53.0% as compared to gross margin of 50.9% in the first nine months of 2025. Non-GAAP gross margin of 56.9% as compared to 54.6% in the first nine months of 2025.

Operating Income:

•
Operating income of $192.5 million, or 18.4% of revenue, as compared to operating income of $119.1 million, or 16.1% of revenue, in the first nine months of 2025.

•
Non-GAAP operating income of $314.1 million, or 30.1% of revenue, as compared to non-GAAP operating income of $188.2 million, or 25.5% of revenue, in the first nine months of 2025.

Net Income and Earnings Per Share:

•
Net income of $140.7 million, or diluted earnings per share of $2.83, as compared to net income of $126.2 million, or diluted earnings per share of $2.57, in the first nine months of 2025.

•
Non-GAAP net income of $287.1 million, or non-GAAP diluted earnings per share of $5.78, as compared to non-GAAP net income of $181.2 million, or non-GAAP diluted earnings per share of $3.69, in the first nine months of 2025.

Cash and Investments:

The Company generated cash from operations of approximately $79 million for the third quarter of 2026. The Company ended the third quarter with $1.25 billion of cash, cash equivalents and marketable securities on hand.

Financial Outlook:

For the fourth quarter ending December 31, 2026, the Company expects the following:

•
Revenue of $430 million to $450 million
•
Gross margin of 57.7% to 58.3%
•
GAAP operating margin of 24.4% to 24.8%
•
Non-GAAP operating margin of 33.5% to 34.5%
•
GAAP diluted earnings per share of $1.95 to $2.07
•
Non-GAAP diluted earnings per share of $2.59 to $2.79

Webcast & Conference Call Details

Onto Innovation will host a conference call at 4:30 p.m. Eastern Time today, November 9, 2026, to discuss its third quarter 2026 financial results and other matters in greater detail. To participate in the call, please dial 800-330-6710 or +1-646-769-9200 (international) and reference conference ID 3602860 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available at www.ontoinnovation.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available for one year on the Company’s website at www.ontoinnovation.com.

Discussion of Non-GAAP Financial Measures

In addition to information regarding the Company’s results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company has provided in this release non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating income, non-GAAP operating expenses, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin, which exclude amortization of intangibles, merger and acquisition-related expenses and benefits, litigation expenses and benefits and other restructuring costs. Non-GAAP gross margin, non-GAAP operating income, non-GAAP operating expenses, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin can also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability or otherwise are not representative of our ongoing operations, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operations of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of intangibles: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to the purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations and also facilitates comparisons to peer companies.

Merger or acquisition related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our mergers and acquisitions, such as transaction and integration costs, change in control payments, adjustments to the fair value of assets, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our ongoing business.

Restructuring and other: we incur restructuring and impairment charges on individual or groups of employed assets, such as inventory or plant, property & equipment, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financials, these transactions may limit the comparability of our ongoing operations with prior and future periods.

Litigation expenses and benefits: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of ongoing business and operating results.

Tax provision adjustments: We reflect the tax impact of any non-GAAP adjustments described above.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include, but are not limited to, statements regarding Onto Innovation’s business momentum and future growth; technology development, product introduction and acceptance of Onto Innovation’s products and services; Onto Innovation’s manufacturing practices and ability to deliver both products and services consistent with its customers’ demands and expectations and strengthen its market position; Onto Innovation’s expectations regarding the semiconductor market outlook, including customers’ potential expansion plans; Onto Innovation’s future quarterly financial outlook; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; the effects of political, economic, legal, and regulatory changes or uncertainties, changes in U.S. tariff and trade policy and related retaliatory actions, and geopolitical conflicts, including the ongoing conflict involving Israel, the U.S., Iran and other actors, on the Company’s global operations; its ability to adequately protect its intellectual property rights and maintain data security; the effects of natural disasters or public health emergencies on the global economy and on the Company’s customers, suppliers, employees, and business; its ability to effectively maneuver global trade issues and changes in trade and export regulations, tariffs and license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; the Company’s ability to realize the anticipated benefits of its investment in and strategic partnership with Rigaku Holdings Corporation (“Rigaku”), including as a result of fluctuations in the price of the Rigaku common stock and in the Japanese yen to U.S. dollar exchange rate; and the Company’s ability to successfully integrate acquired businesses and technologies including the business of Semilab USA, and to realize the anticipated benefits of such acquisitions. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended January 3, 2026, and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance, or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release, except as required by law.

About Onto Innovation

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: unpatterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; metal interconnect composition; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain combined with our connected thinking approach results in a unique perspective to help solve our customers’ most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient. Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Source: Onto Innovation Inc.

ONTO-I

For more information, please contact:

Sidney Ho

+1 626.233.8431

sidney.ho@ontoinnovation.com

(Financial tables follow)

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	September 30, 2026	January 3, 2026
ASSETS
Current assets
Cash, cash equivalents and marketable securities	$1,251,471	$639,622
Accounts receivable, net	384,481	268,932
Inventories	424,180	298,264
Prepaid expenses and other current assets	46,155	61,217
Total current assets	2,106,287	1,268,035
Net property, plant and equipment	121,498	127,184
Goodwill and intangibles, net	864,848	942,113
Other assets	710,340	30,409
Total assets	$3,802,973	$2,367,741

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$210,872	$156,229
Other current liabilities	99,959	62,717
Total current liabilities	310,831	218,946
2031 Notes, net	1,473,179	―
Other non-current liabilities	39,664	48,148
Total liabilities	1,823,674	267,094
Stockholders’ equity	1,979,299	2,100,647
Total liabilities and stockholders’ equity	$3,802,973	$2,367,741

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 27, 2025	September 30, 2026	September 27, 2025
Revenue	$409,748	$218,193	$1,044,826	$738,397
Cost of revenue	185,266	107,570	490,701	362,419
Gross profit	224,482	110,623	554,125	375,978
Operating expenses:
Research and development	45,068	32,493	119,045	95,815
Sales and marketing	23,858	17,103	68,422	51,729
General and administrative	39,231	24,820	104,900	72,608
Amortization	19,699	8,445	59,098	25,336
Restructuring and other	1,177	4,074	10,147	11,421
Total operating expenses	129,033	86,935	361,612	256,909
Operating income	95,449	23,688	192,513	119,069
Interest income, net	11,671	9,290	22,018	27,187
Unrealized gain (loss) on investment in Rigaku	(40,841)	-	(40,841)	-
Other expense, net	(1,292)	(999)	(2,155)	(2,879)
Income before provision for income taxes	64,987	31,979	171,535	143,377
Provision for income taxes	18,141	3,755	30,837	17,147
Net income	$46,846	$28,224	$140,698	$126,230
Earnings per share:
Basic	$0.96	$0.58	$2.85	$2.57
Diluted	$0.95	$0.57	$2.83	$2.57
Weighted average shares outstanding:
Basic	49,048	49,023	49,410	49,044
Diluted	49,256	49,106	49,657	49,178

ONTO INNOVATION INC.

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share data) - (Unaudited)

	Three Months Ended September 30, 2026
	Gross Profit	Gross Margin	Operating Income	Operating Margin	Net Income	Diluted EPS
Reported (GAAP)	$224,482	54.8%	$95,449	23.3%	$46,846	$0.95
Non-GAAP adjustments:
Merger and acquisition related expenses	—	—%	5,609	1.3%	47,897	0.97
Restructuring expenses and other	10,912	2.7%	12,089	3.0%	12,089	0.25
Amortization of intangibles	608	0.1%	20,307	5.0%	20,307	0.41
Net tax provision adjustments	—	—%	—	—%	(6,805)	(0.14)
Total adjustments	11,520	2.8%	38,005	9.3%	73,488	1.49
Adjusted (non-GAAP)	$236,002	57.6%	$133,454	32.6%	$120,334	$2.44

	Three Months Ended September 27, 2025
	Gross Profit	Gross Margin	Operating Income	Operating Margin	Net Income	Diluted EPS
Reported (GAAP)	$110,623	50.7%	$23,688	10.9%	$28,224	$0.57
Non-GAAP adjustments:
Merger and acquisition related expenses	—	—%	2,547	1.1%	2,547	0.05
Restructuring expenses and other	7,303	3.3%	11,377	5.2%	11,377	0.24
Amortization of intangibles	—	—%	8,445	3.9%	8,445	0.17
Net tax provision adjustments	—	—%	—	—%	(5,468)	(0.11)
Total adjustments	7,303	3.3%	22,369	10.2%	16,901	0.35
Adjusted (non-GAAP)	$117,926	54.0%	$46,057	21.1%	$45,125	$0.92

	Nine Months Ended September 30, 2026
	Gross Profit	Gross Margin	Operating Income	Operating Margin	Net Income	Diluted EPS
Reported (GAAP)	$554,125	53.0%	$192,513	18.4%	$140,698	$2.83
Non-GAAP adjustments:
Merger and acquisition related expenses	6,899	0.7%	19,175	1.9%	65,889	1.33
Restructuring expenses and other	32,606	3.1%	42,753	4.1%	42,753	0.86
Amortization of intangibles	608	0.1%	59,705	5.7%	59,705	1.20
Net tax provision adjustments	—	—%	—	—%	(21,944)	(0.44)
Total adjustments	40,113	3.9%	121,633	11.7%	146,403	2.95
Adjusted (non-GAAP)	$594,238	56.9%	$314,146	30.1%	$287,101	$5.78

	Nine Months Ended September 27, 2025
	Gross Profit	Gross Margin	Operating Income	Operating Margin	Net Income	Diluted EPS
Reported (GAAP)	$375,978	50.9%	$119,069	16.1%	$126,230	$2.57
Non-GAAP adjustments:
Merger and acquisition related expenses	—	—%	5,212	0.7%	5,212	0.11
Restructuring expenses and other	27,130	3.7%	38,550	5.3%	38,550	0.78
Amortization of intangibles	—	—%	25,336	3.4%	25,336	0.52
Net tax provision adjustments	—	—%	—	—%	(14,091)	(0.29)
Total adjustments	27,130	3.7%	69,098	9.4%	55,007	1.12
Adjusted (non-GAAP)	$403,108	54.6%	$188,167	25.5%	$181,237	$3.69

ONTO INNOVATION INC

SUPPLEMENTAL INFORMATION - RECONCILIATION OF FOURTH QUARTER 2026

GAAP TO NON-GAAP FINANCIAL OUTLOOK

($ in millions, except percentages and per share data)

	Operating Income				Diluted EPS
	Low		High		Low	High
	Dollars	Margin	Dollars	Margin
Estimated GAAP	$105.1	24.4%	$111.9	24.8%	$1.95	$2.07
Estimated non-GAAP items:
Amortization of intangibles	19.7	4.6%	19.7	4.4%	0.40	0.40
Merger and acquisition related expenses	1.3	0.3%	1.8	0.4%	-	0.01
Restructuring expenses	18.0	4.2%	22.0	4.9%	0.37	0.45
Net tax provision adjustments	-	0.0%	-	0.0%	(0.13)	(0.14)
Estimated non-GAAP	$144.1	33.5%	$155.4	34.5%	$2.59	$2.79